UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

Inet Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24707	75-2269056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 North Greenville Avenue Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 330-4000

Item 12. Results of Operations and Financial Condition

The Registrant’s earnings press release dated January 27, 2004, reporting its fourth quarter and year-end 2003 results of operations and financial condition, is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2004	INET TECHNOLOGIES, INC.

	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Registrant’s earnings press release dated January 27, 2004